EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                January 20, 2017




Advisors Asset Management, Inc.
8100 E. 22nd St. North, Building 800
Suite 102
Wichita, KS  67226

     Re:          Advisors Disciplined Trust 1762 (the "Fund")
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Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-214982 for the above captioned Fund and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for the Fund. Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                             Sincerely,

                             Capelogic, Inc.


                             By /s/ SALMAN AHMAD
                                ----------------
                                    Salman Ahmad
                                      Treasurer





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